UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: September 21, 2011

American Airlines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234

(Registrant’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

American Airlines, Inc. is filing herewith its Eagle Eye communication to investors by its parent company, AMR Corporation. This document includes (a) actual unit cost, fuel price, capacity and traffic information for July and August and (b) forecasts of unit cost, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations, other income/expense estimates and share count.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: September 21, 2011

AMR EAGLE EYE

September 21, 2011

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. When used in this report, the words “expects,” “estimates”; “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of the Company’s unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; a potential spin-off or other divestiture of AMR Eagle Holding Corporation regulatory approvals and actions; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. This report includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company’s liquidity, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations. The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; weak demand for air travel and lower investment asset returns resulting from the severe global economic downturn; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; the potential requirement for the company to maintain reserves under its credit card processing agreements, which could materially adversely impact the Company’s liquidity; the ability of the Company to generate additional revenues and reduce its costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the resolution of pending litigation with certain global distribution systems and business discussions with certain on-line travel agents; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy certain covenants and conditions in certain of its financing and other agreements; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the fiercely and increasingly competitive business environment faced by the Company; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; changes in the Company’s corporate or business strategy; extensive government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving the Company’s aircraft; interruptions or disruptions in service at one or more of the Company’s primary market airports; the heavy taxation of the airline industry; and changes in the price of the Company’s common stock. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

This Eagle Eye provides updated guidance for the third quarter and the full year 2011.

Performance Update

Costs: Detailed unit cost forecasts are attached. The attached unit cost forecasts for the full year 2011 reflect the mid-point of the company’s guidance range set forth in the following table:

Cost/ASM Excluding Special Items – Percent Change Full year 2011 (est.) vs. 2010 H/(L)
Mainline CASM	9.1% – 10.1%
Excluding Fuel	1.3 – 2.3
Consolidated CASM	9.2 – 10.2
Excluding Fuel	1.3 – 2.3

Performance Update (Continued)

Revenue: Third quarter mainline unit revenue is expected to increase between 7.5% and 8.5% year-over-year, and third quarter consolidated unit revenue is expected to increase between 7.8% and 8.8% year-over-year. This includes about $25 million in lower revenue due to the impact of Hurricane Irene. In total, Cargo and Other Revenue is expected to increase between 6.5% and 7.5% relative to third quarter 2010.

Liquidity: AMR expects to end the third quarter with a cash and short-term investment balance of approximately $4.7 billion, including approximately $475 million in restricted cash and short-term investments.

Christopher Ducey
Managing Director, Investor Relations

AMR EAGLE EYE

Fuel Forecast (based on September 9, 2011 market prices)

Fuel Hedge Position:

3Q11: 50% hedged with an average cap of $2.89 ($84 crude equivalent) with 39% subject to a floor of $2.15 ($53 crude equivalent) 2011: 50% hedged with an average cap of $2.76 ($83 crude equivalent) with 39% subject to a floor of $2.07 ($54 crude equivalent)

AMR Fuel Price (Including Effective Hedges and Taxes) and Consumption

	Actual		Forecast
	Jul	Aug	Sep	3Q11	2011
Fuel Price (dollars/gal)	3.09	3.12	3.09	3.10	3.02
Fuel Consumption (MM gals)	249.0	240.9	225.0	715.0	2,776.9

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM

	Actual		Forecast
	Jul	Aug	Sep	3Q11	2011
AMR Cost per ASM	14.05	14.51	14.79	14.44	14.46
AMR Cost per ASM (ex-special items) 1/ 2/	14.05	14.51	14.79	14.44	14.44
AMR Cost per ASM (ex-fuel and special items) 1/ 2/	8.94	9.38	9.72	9.33	9.47

American Mainline Cost per ASM

	Actual		Forecast
	Jul	Aug	Sep	3Q11	2011
AA Cost per ASM	13.40	13.84	14.08	13.76	13.79
AA Cost per ASM (ex-special items) 1/ 2/	13.40	13.84	14.08	13.76	13.77
AA Cost per ASM (ex-fuel and special items) 1/ 2/	8.46	8.90	9.21	8.85	8.99

Notes:

The current estimated third quarter and full year ex-fuel unit cost forecast reflects the impacts of unit cost headwinds associated with lower than planned 2011 capacity, as well as the impact of weather-related operational disruptions. Capacity reductions include the suspension of JFK-Haneda service beginning in 3Q11, as well as reductions in 4Q11 to address a mixed economic environment and an increase in pilot retirements.

1/	The Company believes that unit costs excluding fuel and/or special items is a useful measurement to investors in monitoring the Company’s ongoing cost performance.
2/	The Company expects to have no special items in the third quarter and has recorded approximately $31 million of special items so far in 2011. In connection with the acceleration of its fleet renewal and replacement plan, the Company currently anticipates completing an impairment analysis on certain long-lived assets, including MD-80, B757, and B767 aircraft, in the fourth quarter of 2011. As a result of this analysis, the Company may incur significant non-cash impairment charges that will be recorded in the fourth quarter.

Capacity and Traffic Forecast (millions)

AA Mainline Operations

	Actual		Forecast
	Jul	Aug	Sep	3Q11	2011
ASMs	13,882	13,448	12,581	39,911	155,070
Domestic	8,088	7,884	7,466	23,438	92,616
International	5,794	5,564	5,115	16,473	62,454

Traffic	12,177	11,466	10,239	33,882	126,868

Regional Affiliate Operations

	Actual		Forecast
	Jul	Aug	Sep	3Q11	2011
ASMs	1,192	1,175	1,130	3,496	13,465

Traffic	931	881	819	2,631	9,857

Below the Line Income/Expenses & Taxes

Total Other Income (Expense) is estimated at ($201) million in the third quarter of 2011.

AMR EAGLE EYE

Share Count (millions)

3Q11
Earnings	Basic	Diluted
$53 million and over	335	383
$0-$52 million	335	337
Loss	335	335

FY2011
Earnings	Basic	Diluted
$212 million and over	335	386
$0-$211 million	335	340
Loss	335	335

Reconciliation to GAAP

	Actual		Forecast
	Jul	Aug	Sep	3Q11	2011
Cents
AMR CASM	14.05	14.51	14.79	14.44	14.46
Special Items CASM	—	—	—	—	0.02
AMR CASM Excluding Special Items	14.05	14.51	14.79	14.44	14.44

Fuel CASM	5.11	5.13	5.07	5.11	4.97
AMR CASM Excluding Fuel and Special Items	8.94	9.38	9.72	9.33	9.47

	Actual		Forecast
	Jul	Aug	Sep	3Q11	2011
Cents
AA CASM	13.40	13.84	14.08	13.76	13.79
Special Items CASM	—	—	—	—	0.02
AA CASM Excluding Special Items	13.40	13.84	14.08	13.76	13.77

Fuel CASM	4.94	4.94	4.87	4.91	4.78
AA CASM Excluding Fuel and Special Items	8.46	8.90	9.21	8.85	8.99